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                                                                    EXHIBIT 10.4

           EMPLOYMENT AGREEMENT, effective as of August 1, 2002, by and between HI-TECH PHARMACAL CO., INC., a Delaware corporation with offices at 369 Bayview Avenue, Amityville, New York 11701 (the "Corporation"), and ARTHUR S. GOLDBERG, an individual residing at 58 Peppermint Road, Commack, New York 11725 (the "Executive").

                               W I T N E S S E T H

           WHEREAS, the Corporation desires to secure the services of Executive upon the terms and conditions hereinafter set forth; and

           WHEREAS, Executive desires to render services to the Corporation upon the terms and conditions hereinafter set forth.

           NOW, THEREFORE, the parties mutually agree as follows:

           Section 1. Employment. The Corporation hereby employs Executive and Executive hereby accepts such employment, as an executive of the Corporation, subject to the terms and conditions set forth in this Agreement.

           Section 2. Duties. Executive shall serve as Vice President-Finance and Chief Financial Officer of the Corporation and shall properly perform such duties as may be assigned to him from time to time by the Chief Executive Officer and/or Board of Directors of the Corporation. If requested by the Corporation, Executive shall serve on any committee of the Board of Directors without additional compensation. There shall be no diminution or change in Executive's status or title without his express written consent. During the term of this Agreement, Executive shall devote substantially all of his available business time to the performance of his duties hereunder unless otherwise authorized by the Board of Directors. In addition to the regular duties of a Vice President-Finance and Chief Financial Officer, Executive shall be responsible for the implementation of a new computer system and improvement of the Corporation's perpetual inventory systems.

           Section 3. Term of Employment. The term of Executive's employment shall commence as of the date hereof and shall continue until July 31, 2005, unless earlier terminated pursuant to the provisions of Section 5 hereof.

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           Section 4.    Compensation of Executive.

                   4.1. Compensation. The Corporation shall pay to Executive as annual compensation for his services hereunder a salary ("Salary") in an amount equal to $157,500 per annum. Such annual compensation shall be adjusted annually, commencing August 1, 2003 by the greater of (i) 5% or (ii) the percentage increase, if any, in the Consumer Price Index, as defined herein, for the most recent calendar month for which the Consumer Price Index has been published over the Consumer Price Index for the same calendar month in the immediately preceding year. As used herein, the "Consumer Price Index" shall mean the Consumer Price Index for All Urban Consumers, New York - Northeastern New Jersey area (1982-84=100) issued by the Bureau of Labor Statistics of the United States Department of Labor; provided that in the event the Consumer Price Index shall hereafter be converted to a different standard reference base or otherwise revised, the determination of the salary increase shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics. The Salary shall be payable weekly less such deductions as shall be required to be withheld by applicable law and regulations.

                   4.2. Bonus. In addition to his annual Salary Executive may receive a bonus ("Bonus") during each year of employment. Such Bonus shall be determined by the Board of Directors, in its sole discretion.

                   4.3. Expenses. The Corporation shall pay or reimburse Executive for all reasonable and necessary business, travel or other expenses incurred by him, upon proper documentation thereof, which may be incurred by him in connection with the rendition of the services contemplated hereunder.

                   4.4. Benefits. During the term of this Agreement Executive shall be entitled to participate in such pension, profit sharing, group insurance, option plans, hospitalization, and group health benefit plans and all other benefits and plans as the Corporation provides to its senior executives.

                   4.5. Discretionary Payments. Nothing herein shall preclude the Corporation for paying Executive such bonus or bonuses or other compensation, as the Board of Directors, in their discretion, may authorize from time to time.

           Section 5.    Termination.

                   5.1. Termination. This Agreement and Executive's employment hereunder shall terminate upon the death, Total Disability, as hereinafter defined, termination of employment of Executive For Cause, as hereinafter defined, Early Termination, as hereinafter defined, or because Executive wrongfully leaves his employment hereunder or July 31, 2005.

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                   5.2   Payment upon Death or Total Disability. In the event of
a termination upon the death or Total Disability of Executive, the Corporation shall pay to Executive or any person designated by Executive in writing or, if no such person is designated, to his estate, the Salary which would otherwise be payable to Executive for six (6) months, payable in six equal monthly payments.

                   5.3.  Early Termination.

                         (a)   The Corporation, in its sole discretion, may
terminate this Agreement and Executive's employment hereunder on July 31, 2004, upon at least thirty days' prior notice to Executive ("Early Termination"). In the event the Corporation elects to terminate this Agreement pursuant to this Section, the Corporation shall be liable only to pay Executive's Salary through January 31, 2005.

                         (b)   Executive may voluntarily terminate this
Agreement and his employment hereunder upon at least sixty (60) days' prior notice to the Corporation ("Early Termination"), during which notice period Executive shall continue his duties under this Agreement. In the event Executive elects to terminate this Agreement pursuant to this Section, the Corporation shall pay to Executive his salary for the lesser of six (6) months from the date of the notice of termination or the balance of the term of this Agreement.

                   5.4. Termination For Cause or Early Termination. In the event Executive is discharged For Cause, as hereinafter defined, or Executive leaves his employment hereunder without at least sixty (60) days' prior notice to the Corporation, this Agreement shall be deemed terminated and the Corporation shall be released from all obligations to Executive with respect to this Agreement.

                   5.5. Definitions. As used herein, the term "For Cause" shall mean (i) Executive's conviction in a court of law of any crime or offense involving willful misappropriation of money or other property or any other crime which constitutes a felony, whether or not involving the Corporation; (ii) Executive's willful misconduct, (iii) behavior by Executive which is materially detrimental to the Corporation's reputation; or (iv) a material breach of his responsibilities under this Agreement.

           Section 6.    Disability.

                   6.1. Total Disability. In the event Executive is mentally or physically incapable or unable to perform his regular and customary duties of employment with the Corporation for a period of ninety (90) consecutive days, Executive shall be deemed to be suffering from a "Total Disability" and the Corporation shall be entitled to terminate this Agreement.

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                   6.2.  Payment During Disability. In the event Executive is unable to perform his duties hereunder by reason of a disability, which disability does not constitute Total Disability, the Corporation shall continue to pay Executive his Salary during the continuance of such disability.

           Section 7. Vacations. The Executive shall be entitled to a vacation of four (4) weeks per year, during which period his Salary shall be paid in full. The Executive shall take his vacation at such time or times as Executive and the Corporation shall determine is mutually convenient.

           Section 8.    Disclosure of Confidential Information.

                   8.1. Disclosure. Executive hereby acknowledges that the principal business of the Corporation is the marketing and distribution of generic and branded pharmaceutical products and such other businesses as the Corporation may conduct from time to time (the "Business"). Executive acknowledges that he will be acquire confidential information concerning the Corporation, the Business, its products, know-how, customers and plans and that, among other things, his knowledge of the Business will be enhanced through his employment by the Corporation. Executive acknowledges that such information is of great value to the Corporation, is the sole property of the Corporation, and has been and will be acquired by him in confidence.

                   8.2. Confidentiality. In consideration of the obligations undertaken by the Corporation herein, Executive will not, at any time, during or after the term of Executive's employment with the Corporation, directly or indirectly, use for Executive's own benefit or any other party's benefit, or reveal, divulge or make known to any person, any information which is treated as confidential by the Corporation and not otherwise in the public domain. Executive agrees that all materials or copies thereof containing confidential information of the Corporation in Executive's custody or possession will not, at any time, be removed from the Corporation's premises without prior written consent of the Chief Executive Officer of the Corporation (except as reasonably necessary in the discharge of Executive's duties hereunder) and shall be delivered to the Corporation upon the earlier of (i) a request by the Corporation or (ii) the termination of Executive's employment with the Corporation. After such delivery, Executive shall not retain any such materials or copies thereof.

                   8.3. Survival. The provisions of this Section 8 shall survive Executive's employment hereunder.

           Section 9.    Conflicts of Interest; Insider Trading.

                   9.1. Conflicts of Interest. In order to avoid actual or apparent conflicts of interest, except with the Corporation's consent, Executive shall not have any direct or indirect

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ownership or financial interest in any company, person or entity which is: (i) a service provider to, or vendor of, the Corporation; (ii) a customer of the Corporation; or (iii) a competitor of the Corporation. Executive shall not be deemed to have any direct or indirect ownership or financial interest for any such interest that does not exceed two percent (2%) of the issued and outstanding voting securities of any class of any corporation whose voting capital stock is traded on a national securities exchange or in the over-the-counter market.

                   9.2. General Requirements. The Executive shall observe such lawful policies of the Corporation as may from time to time apply.

                   9.3. Insider Trading. Considering that the Corporation is a publicly-traded corporation, Executive hereby agrees that Executive shall comply with any and all federal and state securities laws, including but not limited to those that relate to non-disclosure of information, insider trading and individual reporting requirements and shall specifically abstain from discussing the non-public aspects of the Corporation's business affairs with any individual or group of individuals (e.g., Internet chat rooms) who does not have a business need to know such information for the benefit of the Corporation. The Executive hereby agrees to immediately notify the Corporation's Chief Executive Officer and the Corporation's counsel upon Executive's acquisition or disposition of the Corporation's securities.

           Section 10.     Indemnification.

           10.1. Indemnification. The Corporation hereby agrees to indemnify and hold harmless Executive to the fullest extent permitted by the Corporation's Certificate of Incorporation, By-Laws, the Delaware General Corporation Law or any other applicable law, as any or all may be amended from time to time.

                   10.2. Notice. As a condition precedent to his right to be indemnified hereunder, Executive shall give the Corporation notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement.

                   10.3. Cooperation. Executive shall fully cooperate with the Corporation in connection with any matter, which results in the assertion of a claim by Executive for indemnification hereunder. The Corporation shall be entitled at its own expense to participate in the defense of any proceeding, claim or action, or, if it shall elect, to assume such defense, in which event such defense shall be conducted by counsel chosen by the Corporation.

                   10.4. Exceptions. The Corporation shall not be liable under this Agreement to make any payment in connection with any claim:

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                        (a) For which payment is actually made to Executive
under valid and collectable insurance policies, premiums for which are paid by the Corporation or any of its affiliates, except in respect of any deductible and excess beyond the amount of payment under such insurance;

                        (b) For which Executive is indemnified by the Corporation otherwise than pursuant to this Agreement, provided such amount has previously been paid to Executive;

                        (c) Brought about or contributed to by the dishonesty of Executive seeking payment hereunder; and

                        (d) By Executive who acts as a plaintiff suing the Corporation, its affiliates or other directors , officers or shareholders of the Corporation or its affiliates or other directors or officers of the Corporation or its affiliates except with regard to Executive's successful enforcement of
Section 10.1 hereof.

                  10.5. Survival. The obligations of the Corporation hereunder will survive (1) any actual or purported termination of this Agreement by the Corporation or its successors or assigns, whether by operation of law or otherwise, (2) any change in the Corporation's Certificates of Incorporation or By-laws, and (3) termination of Executive's services to the Corporation or its affiliates (whether such services were terminated by the Corporation, such affiliate or Executive), if such claim arises as a result of an occurrence prior to the termination of this Agreement, whether or not a claim is made or an action or proceeding is threatened or commenced before or after the actual or purported termination of this Agreement, change in the Corporation's Certificate of Incorporation or By-laws, or termination of Executive's services.

           Section 11.  Miscellaneous.

                  11.1. Injunctive Relief. Executive agrees that any breach or threatened breach by him of Section 8 of this Agreement shall entitle the Corporation, in addition to all other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach. The parties understand and intend that each restriction agreed to by Executive herein above shall be construed as separable and divisible from every other restriction, that the un-enforce ability of any restriction shall not limit the enforce ability, in whole or in part, of any other restriction, and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which the Corporation seeks enforcement thereof, such restriction shall be limited to the extent permitted by law.

                  11.2. Assignment. Neither Executive nor the Corporation may assign or

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delegate any of their rights or duties under this Agreement, except as provided in Section 10.5 hereof.

                        11.3. Entire Agreement. This Agreement constitutes and embodies the entire and complete understanding and agreement of the parties with respect to Executive's employment by the Corporation, supersedes all prior understandings and agreements, if any, whether oral or written, between Executive and the Corporation and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.

                        11.4. Binding Effect. This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors.

                        11.5. Captions. The captions contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                        11.6. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by fax or certified, mail, postage prepaid, to the party at the address set forth above or to such other address as either party may hereafter give notice of in accordance with the provisions hereof.

                        11.7. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws thereof. Except in respect of any action commenced by a third party in another jurisdiction, the parties hereto agree that any legal suit, action, or proceeding against them arising out of or relating to this Agreement may be brought in the United States Federal Courts in the State of New York or the state courts, in the State of New York. The parties hereto hereby accept the jurisdictions of such courts for the purpose of any such action or proceeding, and agree that venue for any action or proceeding brought in the State of New York shall lie in the United States Federal Courts in the Eastern District or any state court located in Nassau County, New York, as the case may be. By its execution hereof, the parties hereby irrevocably waive any objection and any right of immunity on the ground of venue, the convenience of the forum or the jurisdiction of such courts or from the execution of judgments resulting therefrom. The parties hereby irrevocably accept and submit to the jurisdiction of the aforesaid courts in any such suit, action or proceeding

                        11.8. Counterparts. This Agreement may be executed simultaneously in

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two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                       HI-TECH PHARMACAL CO., INC.

                                       /S/ David Seltzer
                                       -----------------------------------------
                                       By: David Seltzer, President and Chief
                                       Executive Officer
                                       Dated: 9 /19/02

                                       /S/ Arthur S. Goldberg
                                       -----------------------------------------
                                       ARTHUR S. GOLDBERG
                                       Dated: 9/18/02

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